Exhibit 3 (i)
      ARTICLES OF INCORPORATION of KANNSINGTON CAPITAL & EQUITY CORPORATION

The undersigned incorporator, for the purpose of forming a corporation under the Florida Business Corporation Act, hereby adopts the following Articles of Incorporation.

ARTICLE I - NAME
----------------
The name of the Corporation shall be KENNSINGTON CAPITAL & EQUITY CORPORATION.

ARTICLE II - PRINCIPAL PLACE OF BUSINESS AND MAILING ADDRESS
------------------------------------------------------------
The principal place of business and the mailing address of the corporation shall be: 162 Riverbend Drive, Unit E, Altamonte Springs, Florida 32714.

ARTICLE III - PURPOSE, POWERS, AND EXISTENCE
--------------------------------------------
This corporation shall have those powers as may be provided, authorized or permitted by law, or otherwise, it being the intention that this corporation shall have the right to engage in any business or activity not especially prohibited by applicable law of the State of Florida.

ARTICLE IV - CAPITAL STOCK
--------------------------
The maximum number of shares of stock of this corporation which the corporation is authorized to have outstanding at any one time is ten-thousand (10,000) shares of common capital stock having a par value of one dollar ($1.00) per share.

ARTICLE V - INITIAL REGISTERED AGENT AND STREET ADDRESS
-------------------------------------------------------
The name and street address of the initial registered agent is Roy Meadows, 162 Riverbend Drive, Unit E, Altamonte Springs, Florida 32714.

ARTICLE VI - INCORPORATOR
-------------------------
The name and street address of the incorporator for these articles of incorporation is: Roy Meadows, 162 Riverbend Drive, Unit E, Altamonte Springs, Florida 32714.


The undersigned incorporator has executed these Articles of Incorporation this 24th day of January, 1996.

                                            /s/ Roy Meadows
                                            -----------------------------
                                            Incorporator/Registered Agent


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                            ARTICLES OF AMENDMENT TO
                    KENNSINGTON CAPITAL & EQUITY CORPORATION

THE UNDERSIGNED, being the sole director and president of Kennsington Capital & Equity Coporation, does hereby amend its Articles of incorporation as follows:

                                    ARTICLE I
                                 CORPORATE NAME
The name of the Corporation shall be Kennsington Capital & Equity Corporation.

                                   ARTICLE II
                                     PURPOSE
The Corporation shall be organized for any and all purposes authorized under the laws of the state of Florida.

                                   ARTICLE III
                               PERIOD OF EXISTENCE
The period during which the Corporation shall continue perpetual.

                                   ARTICLE IV
                                     SHARES
The capital stock of this corporation shall consist of 50,000,000 shares of common stock, $0.001 par value.

                                    ARTICLE V
                                PLACE OF BUSINESS
The address of the principal place of business of this corporation in the State of Florida shall be 162 East Riverbend Drive Altamonte Springs, FL 32779. The board of directors may at any time and from time to time move the principal office of this corporation.

                                   ARTICLE VI
                             DIRECTORS AND OFFICERS
The business of this corporation shall be managed by its Board of Directors. The number of such directors shall not be less than one (1) and, subject to such minimum may be increased or decreased from time to time in the manner provided in the By-Laws.

                                   ARTICLE VII
                           DENIAL OF PREEMPTIVE RIGHTS
No shareholder shall have any right to acquire share or other securities of the corporation except to the extent to such right may be granted by an amendment to these Articles of Incorporation or by a resolution of the Board of Directors.

                                  ARTICLE VIII
                              AMENDMENT OF BY-LAWS
Anything in these Articles of Incorporation, the By-Laws, or the Florida Corporation Act notwithstanding, by-laws not be adapted, modified, amended or repealed by the shareholders of the Corporation except upon the affirmative vote of a simple majority vote of the holders of all the issued and outstanding shares of the corporation entitled to vote thereon.

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                                   ARTICLE IX
                                  SHAREHOLDERS
9.1 Inspection of books. The Board of Directors shall make the reasonable rules to determine at what times and place and under what conditions the books of the Corporation shall be open to inspection by shareholders or a duly appointed representative of a shareholder.

9.2 Control Share Acquisition. The provisions relating to any control share acquisition as contained in Florida Statutes now, or hereinafter amended, and any successor provision shall not be applied to the Corporation.

9.3 Quorum. The holders of shares entitled to one-third of the votes at a meeting of shareholders shall constitute a quorum.

9.4 Required Vote. Acts of shareholders shall require the approval of holders of 50.01% of the outstanding votes of shareholders.

                                    ARTICLE X
             LIABILITY AND INDEMNEFICATION OF DIRECTORS AND OFFICERS
To the fullest extent permitted by law, no director or officer of the Corporation shall be personally liable to the Corporation or its shareholders fir damages for breach of any duty owed to the Corporation or its shareholders. In addition, the Corporation shall have the power, in its by-laws or in any resolution of its stockholders or directors, to undertake to indemnify the officers and directors of this corporation against any contingency or peril as may be determined to be in the best interest of this corporation, and in conjunction therewith, to procure, at this corporation's expense policies of insurance.

                                   ARTICLE XI
                                    CONTRACTS
No contract or other transaction between this corporation and any person, or any corporation shall be affected by the fact that any officer or director of this corporation is such other party or is, of at some time in the future becomes, an officer, director or partner of such other contracting party, or has now or hereafter a direct or indirect interest in such contract.


I hereby certify that the following was adopted by a majority vote of the shareholders and directors of the corporation on September 10,1998 and that the number of votes cast was sufficient for approval.

IN WITNESS WHEREOF I have hereunto subscribed to and executed the Articles of Incorporation on this 10th day of September, 1998.

                                                  /s/ Roy Meadows
                                                  ---------------------------
                                                  President and Sole Director.

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